Exhibit 24.1 1 of 2

2 of 2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, do hereby constitute and appoint Van H. Beckwith, Anabella Castillo Vargas, Rebekkah M. Emerson, Sarah I. Rubenfeld, and Pamela L. Taylor or any of them acting alone, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to prepare and sign for me, and in my name, place and stead, in any and all capacities, including preparing and submitting a Form ID application for EDGAR access as well as any and all reports as may from time to time be required under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules, regulations, and requirements of the Securities Exchange Commission in respect thereof, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done (with full power to each of them to act alone), as fully and to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Halliburton Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes, replaces, and supercedes all prior Powers of Attorney related to the filing of SEC Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Halliburton Company.

IN WITNESS WHEREOF, I hereto set my hand this 15th day of October 2026.

David C. Hernandez

REVIEWED
LEGAL DEPARTMENT

By: Sarah Rubenfeld
Title: Assistant General Counsel and Assistant Secretary
Date: October 9, 2026

UNITED STATES OF AMERICA §
STATE OF TEXAS §

BEFORE ME, the undersigned, a Notary Public in and for said State, on this day personally appeared David C. Hernandez, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in their capacities therein stated this 15th day of October, 2026.

KIMBERLY HULBEN
Notary ID #779642
My Commission Expires
July 8, 2030

Notary Public, State of Texas